Terra Industries Inc.
                                                               600 Fourth Street
[logo]  TERRA                                                     P.O. Box 6000
                                                       Sioux City, IA 51102-6000
                                                                      Telephone:
                                                                  (712) 277-1340
                                                         Telefax: (712) 277-7383
                                                         www.terraindustries.com
================================================================================
                                      NEWS
================================================================================
For immediate release                                    Contact: Mark Rosenbury
                                                                  (712) 279-8756

              TERRA INDUSTRIES INC. REPORTS FOURTH QUARTER RESULTS

Sioux City, Iowa (Jan. 29, 2004)--Terra Industries Inc. (NYSE symbol: TRA) announced today net income of $37.5 million, or $.48 per share, on revenues of $367 million for the fourth quarter ended Dec. 31, 2003. Net income for the 2003 fourth quarter, excluding $28.7 million of net income tax benefits described below, was $8.8 million, or $.11 per share. This compares to the 2002 fourth quarter loss from continuing operations of $16.7 million, or $.22 per share, on revenues of $272 million. The profit improvement was due primarily to higher nitrogen product selling prices, partially offset by higher natural gas costs.


The 2003 fourth quarter included $36.4 million of income tax benefits for a reduced assessment by a foreign taxing authority and reversals of tax reserves that had been provided in prior years. This benefit was offset by a $7.7 million fourth quarter income tax charge for a change in the effective tax rate used for the first three quarters of 2003.


For 2003, Terra posted a net loss of $12.5 million, or $.16 per share, on revenues of $1.35 billion compared to a net loss of $258.3 million, or $3.43 per share, on revenues of $1.04 billion in 2002. The 2003 loss, excluding the $36.4 million income tax benefit described above and second quarter impairment charge, was $21.9 million. This compares to the 2002 loss from continuing operations of $36.2 million. The improvement was due mainly to higher selling prices, partially offset by higher natural gas costs.


Cash at Dec. 31, 2003 of $87.3 million reflected, among other things, customer prepayments totaling $71.9 million. These prepayments are for the selling price and delivery costs of nitrogen products that will be delivered in the 2004 first half. Terra has fixed or capped the cost of natural gas required to manufacture these products. Cash balances also reflected $25 million received for the methanol distribution agreement with Methanex that was announced on Dec. 15, 2003.


The Nitrogen Products business segment recorded fourth quarter revenues of $318 million and operating income of $32.4 million, compared with revenues of $230 million and an operating loss of $16.5 million for the 2002 fourth quarter. For 2003, Nitrogen Products posted revenues of $1,139 million and, excluding the $53.1 million impairment charge, operating income of $33.7 million, compared with revenues of $884 million and an operating loss of $9.4 million in 2002.


The $48.9 million improvement in 2003 fourth quarter Nitrogen Products results compared to the 2002 fourth quarter results was due to higher product selling prices, partially offset by higher natural gas costs. Ammonia, nitrogen solutions, ammonium nitrate and urea selling prices for the 2003 fourth quarter were 47, 39, 34 and 37 percent higher, respectively, than 2002 fourth quarter prices. These higher prices reflect a better balance in worldwide nitrogen product supplies. Natural gas unit costs for the quarter, net of about $8.5 million of cost increases due to forward purchase contracts, were 32 percent higher than in the 2002 fourth quarter.


Nitrogen Products' full-year $43.1 million operating income improvement, before impairment of long-lived assets, compared to 2002 was due mainly to higher product selling prices, partially offset by higher natural gas costs. Ammonia, nitrogen solutions, ammonium nitrate and urea selling prices were 56, 36, 19 and 43 percent higher, respectively. Natural gas unit costs, net of about $5.4 million of cost increases due to forward purchase contracts, increased 57 percent over those of 2002.


The Methanol business segment reported 2003 fourth quarter revenues of $49 million and an operating loss of $1.8 million, compared with 2002 fourth quarter revenues of $42 million and operating income of $3.5 million. The profit decrease was due to higher natural gas costs, partially offset by a 10 percent increase in methanol selling prices. Methanol's fourth quarter natural gas unit costs, net of about $2.7 million in cost increases due to forward purchase contracts, increased 33 percent.


Methanol's full-year $5.5 million operating income decline was due to higher natural gas costs and lower sales volumes, partially offset by higher selling prices. Natural gas costs, net of about $1.5 million of cost increases due to forward purchase contracts, increased 68 percent.


Results for 2003 include a $27.0 million loss for "Impairment of long-lived assets" (representing a $53.1 million charge to operating income less $9.9 million allocated to minority interest and $16.2 million of income tax benefit), which represents the carrying value of Terra's Blytheville, Ark. facility's long-lived assets that may not be realized from ongoing operations. Terra suspended Blytheville's production at the beginning of the 2003 third quarter because of continuing high natural gas costs and the seasonal decline in nitrogen fertilizer demand and prices. Although Terra had taken an impairment charge for the Blytheville assets, it resumed Blytheville's production on Sept. 29 and expects to operate the facility through at least April 2004.


Terra's forward purchase contracts at Dec. 31, 2003, including those to make products for which customers have prepaid, fixed or capped prices for 27 percent of its next 12 months' natural gas needs at about $14.7 million below the published forward market prices at that date.


"We are pleased to end 2003 with our strongest quarter in three years," said Michael L. Bennett, Terra's President and CEO. "Strong global grain demand and prices have created a more favorable near-term outlook for the nitrogen products industry. Should these market conditions continue, we expect to operate all of our facilities at levels necessary to meet the customer demand we anticipate for the balance of the 2003/2004 fertilizer year.


"Natural gas prices continue to be a concern," Bennett continued, "To mitigate the effects of a possible natural gas price spike, our natural gas forward pricing positions are concentrated in the first quarter of 2004."


Terra management will conduct a conference call to discuss these fourth quarter results on Jan. 29, 2004 beginning at 3:00 EST. A live webcast of the conference call will be available from Terra's web site at www.terraindustries.com, and will be archived for playback for three months.

Terra Industries Inc., with 2003 revenues of $1.4 billion, is a leading international producer of nitrogen products.


This news release may contain forward-looking statements, which involve inherent risks and uncertainties. Statements that are not historical facts, including statements about Terra Industries Inc.'s beliefs, plans or expectations, are forward-looking statements. These statements are based on current plans, estimates and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore you should not place undue reliance on them. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements is set forth in Terra Industries Inc.'s most recent report on Form 10-K and Terra Industries Inc.'s other documents on file with the Securities and Exchange Commission. Terra Industries Inc. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.


                                      # # #


Note: Terra Industries' news announcements are also available on its web site, www.terraindustries.com.



                                 (Tables follow)



                              TERRA INDUSTRIES INC.
                        SUMMARIZED RESULTS OF OPERATIONS
                                   (unaudited)




                                                         Three Months Ended                 Twelve Months Ended
                                                            December 31,                       December 31,
                                                   -----------------------------     ------------------------------
(in thousands except per-unit amounts)                  2003             2002             2003             2002
                                                   -----------       -----------     ------------       -----------

REVENUES
     Nitrogen products                             $   317,802       $   230,218     $  1,139,379       $   883,971
     Methanol                                           48,878            41,530          209,870           158,458
     Other, net of intercompany eliminations               445               503            1,806             1,554
                                                   -----------       -----------     ------------       -----------
                                                   $   367,125       $   272,251     $  1,351,055       $ 1,043,983
                                                   ===========       ===========     ============       ===========

OPERATING INCOME (LOSS)
     Nitrogen products                             $    32,387       $   (16,462)    $    (19,370)      $    (9,351)
     Methanol                                           (1,793)            3,543            1,866             7,325
     Other expense--net                                   (890)           (1,510)          (6,056)           (3,381)
                                                   -----------       -----------     ------------       -----------
                                                        29,704           (14,429)         (23,560)           (5,407)

     Interest income                                       105               266              534               543
     Interest expense                                  (13,408)          (13,748)         (55,072)          (53,800)
     Minority interest                                  (4,285)              267            8,617            (1,510)
     Income tax benefit                                 25,385            10,988           57,000            24,000
     Income (loss) from continuing operations           37,501           (16,656)         (12,481)          (36,174)
                                                   -----------       -----------     ------------       -----------
      Loss from discontinued operations                     --            (5,183)              --           (16,183)
     Cumulative effect of change in
       accounting principle                                 --                --               --          (205,968)
                                                   -----------       -----------     ------------       -----------
Net income (loss)                                  $    37,501       $   (21,839)    $    (12,481)      $  (258,325)
                                                   ===========       ===========     ============       ===========

DILUTED INCOME (LOSS) PER SHARE:
  Income (loss) from continuing operations         $      0.48       $     (0.22)    $      (0.16)      $     (0.48)
  Discontinued operations                                   --             (0.07)               --            (0.22)
  Cumulative effect of change in
       accounting principle                                 --                --               --            (2.73)
                                                   -----------       -----------     ------------       -----------
Income (loss) per share                            $      0.48       $     (0.29)    $      (0.16)      $     (3.43)
                                                   ===========       ===========     ============       ===========

WEIGHTED AVERAGE SHARES OUTSTANDING
  Basic                                                 75,758            75,176           75,676            75,349
  Diluted                                               77,617            75,176           75,676            75,349




Because of the seasonal nature and effects of weather-related conditions in several of Terra's marketing areas, results of operations for any single reporting period should not be considered indicative of results for a full year.




                              TERRA INDUSTRIES INC.
                          SUMMARIZED FINANCIAL POSITION
                                 (in thousands)
                                   (unaudited)



                                                                            December 31,
                                                          -------------------------------------------
                                                               2003                           2002
                                                          -------------                 -------------

ASSETS
Cash and short-term investments                           $      87,334                 $      58,479
Accounts receivable, less allowance for doubtful
 accounts of $187 and $135                                      133,480                       101,013
Inventories                                                      90,869                        88,598
Other current assets                                             43,319                        31,201
                                                          -------------                 -------------
     Total current assets                                       355,002                       279,291
Property, plant and equipment, net                              707,665                       790,475
Deferred plant turnaround costs                                  28,103                        29,177
Other assets                                                     34,292                        29,167
                                                          -------------                 -------------
     Total assets                                         $   1,125,062                 $   1,128,110
                                                          =============                 =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Debt due within one year                                  $         153                 $         143
Customer prepayments                                             71,852                        40,500
Other current liabilities                                       145,049                       152,746
                                                          -------------                 -------------
     Total current liabilities                                  217,054                       193,389
                                                          -------------                 -------------

Long-term debt and capital lease obligations                    402,206                       400,358
Deferred income taxes                                            17,831                        72,748
Other liabilities                                               133,779                       104,919
Minority interest                                                89,062                        98,832
                                                          -------------                 -------------
     Total liabilities and minority interest                    859,932                       870,246

Stockholders' Equity                                            265,130                       257,864
                                                          -------------                 -------------
Total liabilities and stockholders' equity                $   1,125,062                 $   1,128,110
                                                          =============                 =============



                              TERRA INDUSTRIES INC.
                              SUMMARIZED CASH FLOWS
                                 (in thousands)
                                   (unaudited)



                                                         Three Months Ended                 Twelve Months Ended
                                                            December 31,                       December 31,
                                                   -----------------------------      -----------------------------
                                                       2003             2002             2003             2002
                                                   -----------       -----------      -----------       -----------

Income (loss) from operations                      $    37,501       $   (16,656)     $   (12,481)      $   (36,174)
 Non-cash charges and credits:
     Impairment of long-lived assets                        --                --           53,091                --
     Depreciation and amortization                      25,329            26,879          107,370           105,856
     Deferred income taxes                             (26,710)          (16,392)         (60,516)          (29,246)
     Minority interest in earnings (loss)                4,285              (267)          (8,617)            1,510
Change in current assets and liabilities                42,842            54,419            3,575           104,290
                                                    -----------       -----------      -----------       -----------
    Net cash flows from operating activities           83,247            47,983           82,422           146,236
Purchase of property, plant and equipment               (1,565)           (8,597)          (8,639)          (25,186)
Plant turnaround costs                                  (7,414)           (9,208)         (28,080)          (24,260)
Debt borrowings (repayments)                                --               (33)              --           (36,101)
Deferred financing costs                                    --                --           (8,581)           (1,173)
Distributions to minority interests                         --                --           (1,153)           (1,846)
Other                                                   (8,212)          (13,545)          (7,114)           (6,316)
Increase in cash and
                                                    -----------       -----------      -----------       -----------
     short-term investments                             66,056            16,600           28,855            51,354
Cash and short-term investments at
     beginning of period                                21,278            41,879           58,479             7,125
                                                    -----------       -----------      -----------       -----------
Cash and short-term investments at
     end of period                                 $    87,334       $    58,479      $    87,334       $    58,479
                                                   ===========       ===========      ===========       ===========



                              TERRA INDUSTRIES INC.
                             SUMMARIZED INFORMATION
                                 (in thousands)



                                                         Three Months Ended                 Twelve Months Ended
                                                            December 31,                       December 31,
                                                   -----------------------------     ------------------------------
                                                        2003             2002             2003             2002
                                                   -----------       -----------     ------------       -----------

OTHER FINANCIAL DATA
     Cost of sales                                 $   327,004       $   276,070     $  1,281,663       $ 1,009,970
     (includes depreciation and amortization)
     Selling, general & administrative expense          10,417            10,610           39,861            39,420
     (includes depreciation and amortization)
     Impairment of long-lived assets                        --                --           53,091                --

VOLUMES AND PRICES

                                                                      Three months Ended December 31,
                                                        ------------------------------------------------------------
                                                                   2003                           2002
                                                        ----------------------------       -------------------------
                                                         Sales           Average            Sales        Average
                                                        Volumes        Unit Price(1)       Volumes     Unit Price(1)
                                                        -------        -------------       -------     -------------
Ammonia (tons)                                             388           $   242              357        $  165
Nitrogen solutions (tons)                                  997               104            1,062            75
Urea (tons)                                                149               181              150           132
Ammonium nitrate (tons)                                    248               160              222           119
Methanol (gallons)                                      76,581              0.64           71,374          0.58

NATURAL GAS COSTS(2)
North America                                                       $5.01                         $3.74
United Kingdom                                                      $4.33                         $3.33



                                                                     Twelve months Ended December 31,
                                                        ------------------------------------------------------------
                                                                    2003                           2002
                                                        ----------------------------       -------------------------
                                                         Sales           Average            Sales        Average
                                                        -------        -------------       -------     -------------
                                                        Volumes        Unit Price(1)       Volumes     Unit Price(1)
Ammonia (tons)                                           1,400           $   229            1,504        $  147
Nitrogen solutions (tons)                                3,840                99            3,966            73
Urea (tons)                                                545               173              633           121
Ammonium nitrate (tons)                                    934               142              912           119
Methanol (gallons)                                     294,533              0.71          326,796          0.48

NATURAL GAS COSTS(2)
North America                                                       $5.21                         $3.14
United Kingdom                                                      $3.34                         $2.52

1        After deducting outbound freight costs
2        Per MMBtu. Includes all transportation and other logistical costs and any gains or losses on financial derivatives related to natural gas purchases.


Because of the seasonal nature and effects of weather-related conditions in several of its marketing areas, results of operations for any single reporting period should not be considered indicative of results for a full year.
